EXHIBIT 5.1
                                BROAD AND CASSEL
                                ATTORNEYS AT LAW

 BOCA RATON o FT. LAUDERDALE o MIAMI o ORLANDO o TALLAHASSEE o TAMPA o WEST PALM

                                      BEACH
                                   SUITE 3000
                                  MIAMI CENTER
                          201 SOUTH BISCAYNE BOULEVARD
                              MIAMI, FLORIDA 33131
                                 (305) 373-9400
                               FAX (305) 373-9443

                                October 11, 1999

Perry Ellis International, Inc.
3000 N.W. 107th Avenue
Miami, Florida 33172

        Re:  REGISTRATION OF 12 1/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2006

Ladies and Gentlemen:

        Reference is made to that certain Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Perry Ellis International, Inc., a Florida corporation (the "Company"), on the date hereof with the Securities and Exchange Commission. The Registration Statement relates to the Company's registration of its Series A 12 1/4% Senior Subordinated Notes due 2006 (the "Notes"). We have acted as special counsel to the Company in connection with the preparation and filing of the Registration Statement.

        For purposes of this opinion letter, we have examined and relied upon copies of: (i) the Company's Amended and Restated Articles of Incorporation and Bylaws; (ii) resolutions of the Company's Board of Directors authorizing the filing of the Registration Statement and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examination, we have assumed the genuineness of all signatures and authenticity while documents admitted to us as originals, and the conformity to original documents of all documents submitted to us as certified photostatic copies. As to various questions of material fact to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments. Based on the foregoing examination, we are in opinion that the Notes have been duly and validly authorized and, are validly issued, fully paid and binding obligations of the Company, subject to no further assessments.

Perry Ellis International, Inc.
October 11, 1999
Page 2

        This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                               Sincerely,

                                               BROAD AND CASSEL

                                BROAD AND CASSEL